EMPLOYMENT AGREEMENT
D. ANDREW STACKPOLE

     EMPLOYMENT AGREEMENT dated November 10, 2006 by and between Harvey Electronics, Inc. a New York corporation, (the “Company”) and D. Andrew Stackpole (the “Executive”).

     WHEREAS, the Company desires to employ Executive and to enter into an agreement embodying the terms of such employment (the “Agreement”); and

     WHEREAS, Executive desires to accept such employment and enter into such an Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

     1. Term of Employment. Subject to the provisions of Section 8 of this Agreement, Executive shall be employed by the Company for a period (the “Employment Term”) commencing on the Closing Date as defined in the Securities Purchase Agreement dated April 17, 2006 among the Company and the purchasers party thereto (the “Commencement Date”) and ending November 9, 2007 (the “Termination Date”).

     2. Position.

     (a) Executive shall serve as Chairman of the Board. In such position, Executive shall have such duties and authority as shall be determined from time to time by the Board of Directors of the Company (the “Board”) or its designee.

     (b) During the term of his employment, the Executive shall advise with respect to strategic issues concerning the Company. In addition, the Executive shall serve as the Chairman of the Board at all times during the period(s) in which he serves as a director of the Company. It shall not be a violation of this Agreement for the Executive to (i) serve as an officer, director or employee of any other company, including Trinity Investment Partners, LLC, (ii) serve on corporate, civic or charitable boards or committees or (iii) manage his personal investments.

     3. Base Salary. Company shall pay Executive an annual base salary (the “Base Salary”) at an annual rate of $150,000 payable on the Termination Date in vested warrants to purchase common stock of the Company with substantially the terms set forth in Exhibit A hereto.

     4. Bonus. With respect to each three month period during the term of this Agreement, Executive shall be eligible to receive, in addition to his Base Salary, a bonus (the “Bonus”) for services rendered during such period, which Bonus shall be paid in the month following such period, in an amount equal to $50,000, payable in vested warrants to purchase common stock of the Company with substantially the terms set forth in Exhibit A hereto.

     For purposes of Sections 3 and 4 hereof, common stock of the Company will be deemed to have a value equal to the average VWAP over the period with respect to which the payment is being made. Warrants and options will be issued with a strike price of 50% of the average VWAP over such period and shall be deemed to have a value for purposes of Sections 3 and 4 hereof equal to 50% of the average VWAP over such period and shall be exercisable no later than March 15 of the calendar year following the calendar year in which they are issued. Such warrants or options shall have substantially the terms set forth in Exhibit A hereto. In addition, if common stock, options or warrants are issued in payment of the Base Salary or Bonus, they will be subject to share withholding as specified by Executive for the payment of withholding taxes.

     “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Executive and reasonably acceptable to the Company.

     The shares of common stock issued, and the shares of common stock issuable upon exercise of options or warrants issued, in each case pursuant to this Agreement will be entitled to the benefit of a Registration Rights Agreement in the form attached as Appendix B to the Consulting Agreement dated as of the date hereof between Trinity Investment Partners, LLC and the Company.

     Notwithstanding anything to the contrary set forth herein, in no event shall warrants issued hereunder be exercisable for more than 250,000 shares of Common Stock.

     5. Additional Compensation. As further compensation, Executive will be eligible for additional bonuses, incentive compensation and equity participation opportunities as the Board shall determine with sole discretion.

     6. Employee Benefits. Executive shall be provided employee benefits (including fringe benefits, vacation, pension and profit sharing plan participation and life, health, accident and disability insurance) (collectively “Employee Benefits”) on the same basis as those benefits are generally made available to senior executives of the Company.

     7. Business Expenses and Perquisites. Reasonable travel, entertainment and other business expenses incurred by Executive in the performance of his duties hereunder shall be reimbursed by the Company in accordance with Company policies.

     8. Termination.

     (a) For Cause by the Company. Executive’s employment hereunder may be terminated by the Company for Cause. For purposes of this Agreement, “Cause” shall be deemed to be the commission of any of the following acts by the Executive: (i) the Executive shall have committed any act of gross negligence in the performance of his duties to the Company, or, without proper cause, shall have willfully refused or habitually neglected to perform such duties; (ii) the Executive shall have committed any material act of willful misconduct, dishonesty or breach of trust which directly or indirectly causes the Company or any of its subsidiaries to suffer any loss, fine, civil penalty, judgment, claim, damage or expense; or (iii) the Executive shall have been convicted of, or shall have pled guilty or nolo contendere to, a felony or indictable offense (unless committed in the reasonable, good faith belief that the Executive’s actions were in the best interests of the Company and its stockholders and would not violate criminal law). If Executive is terminated for Cause, he shall be entitled to receive his Base Salary through the date of termination and any Bonus payable with respect to any three month period completed prior to such termination. All other benefits due Executive following Executive’s termination of employment pursuant to this Subsection 8(a) shall be determined in accordance with the plans, policies and practices of the Company. For purposes of this Subsection, no act or failure to act, on the part of Executive shall be deemed “willful” unless done, or omitted to be done, by Executive not in good faith and without reasonable belief that the act or omission of Executive was in the best interest of the Company.

     (b) Disability or Death. Executive’s employment hereunder shall terminate upon his death and if Executive becomes physically or mentally incapacitated and is therefore unable for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twelve (12) consecutive month period to perform his duties (such incapacity is hereinafter referred to as “Disability”). Any question as to the existence of the Disability of Executive as to which Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Executive and the Company. If Executive and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Executive shall be final and conclusive for all purposes of the Agreement. Upon termination of Executive’s employment hereunder for either Disability or death, Executive or his estate (as the case may be) shall continue to receive the payments and benefits to which Executive is entitled pursuant to Sections 3 through 7 hereof (hereinafter the “Contract Payments”) for one year from the date of such termination. In addition, Executive shall be entitled to the following:

     (i) a cash payment equal to twelve (12) months of the Executive’s highest monthly car allowance or monthly average travel reimbursement in effect within the six (6) month period immediately prior to the termination, not to exceed Twelve Thousand and 00/100 ($12,000) Dollars;

     (ii) the maximum/highest benefits which the Executive was receiving at any time during a two-year period prior to termination, relating to health insurance, accident insurance, long-term care, life insurance and disability, shall continue for one (1) year beyond the date of termination of the Executive’s employment;

     (iii) any stock options granted to the Executive which have not vested on or prior to termination date shall immediately vest as of the date of termination; and

     (iv) cash payment for accrued but unpaid vacation and sick days.

     (c) Without Cause by the Company. If Executive’s employment is terminated by the Company without “Cause” (other than by reason of Disability or death), Executive shall receive in a single lump sum as soon as practicable but not later than 30 days following such termination equal to (A) in the case of termination other than a Change in Control or Potential Change in Control, the equivalent of one year of Base Salary and Bonus and (B) in the case of termination as a result of a Change in Control or Potential Change in Control, the greater of (1) the amount of Base Salary, Bonus and any additional compensation received by Executive hereunder during the three years prior to such termination and (2) 3 times annual Base Salary and Bonus, payable in each case in cash or common stock of the Company, at the option of the Executive. For purposes hereof, common stock of the Company will be deemed to have a value equal to average VWAP for the twelve month period ending six months prior to termination and will be subject to share withholding, as specified by Executive.

     Notwithstanding anything to the contrary set forth herein, in no event shall more than 750,000 shares be issued pursuant to this Section 8(c).

     In addition, Executive shall be entitled to the following:

     (ii) a cash payment equal to the higher of

     (A) twelve (12) months of the Executive’s highest monthly car allowance or monthly average travel reimbursement in effect within the six (6) month period immediately prior to the Change in Control or Potential Change in Control, not to exceed Twelve Thousand and 00/100 ($12,000) Dollars; or

     (B) twelve (12) months of the Executive’s highest monthly car allowance or monthly average travel reimbursement in effect within the six (6) month period immediately prior to the date the Executive terminates his employment for any reason, not to exceed Twelve Thousand and 00/100 ($12,000) Dollars.

     (iii) the maximum/highest benefits which the Executive was receiving at any time during a two-year period prior to termination, relating to health insurance, accident insurance, long-term care, life insurance and disability, shall continue for one (1) year beyond the date of termination of the Executive’s employment;

     (iv) any stock options granted to the Executive which have not vested on or prior to termination date shall immediately vest as of the date of termination; and

     (v) cash payment for accrued but unpaid vacation and sick days.

     The foregoing payments may be delayed to the extent necessary to comply with Section 409A of the Internal Revenue Code (the “Code”) with respect to “specified employees” (as such term is defined in Section 409A of the Code). Any such delayed or suspended payment(s) shall be paid as soon as administratively feasible thereafter and all other such payment(s) shall resume as scheduled.

     Termination without Cause by the Company shall include a termination of employment by Executive for “Good Reason”.

     For purposes of this Agreement “Good Reason” means:

     (i) Executive is not elected or appointed to, or is removed from, the position described in Section 2 hereof or ceases to serve as Chairman of the Board for any reason other than for Cause or by reason of Executive’s death or Disability or voluntary resignation;

     (ii) Executive is assigned duties and responsibilities that are inconsistent, in a material respect, with the scope of duties and responsibilities associated with Executive’s position as described in Section 2 hereof;

     (iii) the Company fails to pay Executive any amounts otherwise vested and due hereunder and such failure continues for ten business days following notice to the Company thereof;

     (iv) Executive’s Base Salary or Bonus is reduced or his Employee Benefits as provided in Section 6 are reduced;

     (v) Executive’s office is relocated outside of a thirty mile radius of Greenwich, Connecticut without his consent;

     (vi) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 10(h) hereof; or

     (vii) a Change in Control, or Potential Change in Control, each as defined below, shall occur.

     A “Change in Control” shall be deemed to occur if (A) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act as in effect on the date hereof, except that a person shall be deemed to be the “beneficial owner” of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the sixty day period referred to in such Rule), directly or indirectly, of securities representing 25% or more of the combined voting power of the Company’s then outstanding securities, (B) at any time during any period of two consecutive years (not including any period prior to the execution of this Agreement ), individuals who at the beginning of such period constituted the Board and any new directors, whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the Company directors then still in office who either were the Company directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof or (C) the Company shall consolidate, merge or exchange securities with any other entity. Notwithstanding the foregoing, however, a Change in Control shall not be deemed to occur merely by reason of an acquisition of Company securities by, or any consolidation, merger or exchange of securities with, any entity that, immediately prior to such acquisition, consolidation, merger or exchange of securities, was a “subsidiary”, as such term is defined below.

     For these purposes, the term “subsidiary” means (i) any corporation of which 95% of the capital stock of such corporation is owned, directly or indirectly, by the Company and (ii) any unincorporated entity in respect of which the Company has, directly or indirectly, an equivalent degree of ownership.

     A “Potential Change in Control” of the Company shall be deemed to have occurred upon the happening of any one of the following events (D) any person commences a tender offer, which if consummated would result in such person becoming the beneficial owner of more than fifty percent (50%) of the Company’s voting securities, (E) proxies are solicited by anyone other than the Company or any of its subsidiaries: (1) for the election of directors of the Company, or (2) seeking shareholder approval of a plan of reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the outstanding shares subject to the plan or transaction are to be exchanged for or converted into cash, property or securities not issued by the Company, or (F) the execution by the Company of an agreement, the consummation of which would result in a Change in Control of the Company.

     (d) Termination by Executive. If Executive terminates his employment with the Company for any reason (other than Good Reason, as defined in Subsection 8(c)), Executive shall be entitled to the same payments he would have received if his employment had been terminated by the Company for Cause.

     (e) Notice of Termination. Any purported termination of employment by the Company or by Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 10(i) hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

     9. Indemnification. The Company will indemnify Executive (and his legal representative or other successors) to the fullest extent permitted (including a payment of expenses in advance of final disposition of a proceeding) by the laws of the State of New York, as in effect at the time of the subject act or omission, and Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers (and to the extent the Company maintains such an insurance policy or policies, Executive shall be covered by such policy or policies, in accordance with its or their terms to the maximum extent of the coverage available for any Company officer or director), against all costs, charges and expenses whatsoever incurred or sustained by him or his legal representatives (including but not limited to any judgment entered by a court of law) at the time such costs, charges and expenses are incurred or sustained, in connection with any action, suit or proceeding to which Executive (or his legal representatives or other successors) may be made a party by reason of his being or having been a director, officer or employee of the Company, or any subsidiary of the Company, or his serving or having served any other enterprise as a director, officer or employee at the request of the Company. Executive’s rights under this Section 9 shall continue without time limit for so long as he may be subject to any such liability, whether or not his term of employment may have ended.

     10. Miscellaneous.

     (a) Governing Law; No Liability of Executive. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Executive shall not be subject to liability for breach of this Agreement by reason of his termination of his employment hereunder.

     (b) Entire Agreement/Amendments. This Agreement contains the entire understanding of the parties with respect to the employment of Executive by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

     (c) No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     (d) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     (e) Assignment. This Agreement shall not be assignable by Executive and shall be assignable by the Company only with the consent of Executive; provided that no such assignment by the Company shall relieve the Company of any liability hereunder, whether accrued before or after such assignment.

     (f) No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such employment, if obtained, or compensation or benefits payable in connection therewith, shall reduce any amounts or benefits to which Executive is entitled hereunder.

     (g) Arbitration. Any dispute between the parties to this Agreement arising from or relating to the terms of this Agreement or the employment of Executive by the Company shall be submitted to arbitration in New York State under the auspices of the American Arbitration Association.

     (h) Successors; Binding Agreement.

     (i) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Such assumption and agreement shall be obtained prior to the effectiveness of any such succession. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. Prior to a Change in Control, the term “Company” shall also mean any affiliate of the Company to which Executive may be transferred and the Company shall cause such successor employer to be considered the “Company” bound by the terms of this Agreement and this Agreement shall be amended to so provide. Following a Change in Control the term “Company” shall not mean any affiliate of the Company to which Executive may be transferred unless Executive shall have previously approved of such transfer in writing, in which case the Company shall cause such successor employer to be considered the “Company” bound by the terms of this Agreement and this Agreement shall be amended to so provide.

     (ii) This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable to Executive hereunder if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the devisee, legatee or other designee of Executive or, if there is no such designee, to the estate of Executive.

     (i) Notice. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the execution page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

     (j) Withholding Taxes. The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation; provided that any common stock, warrants or options issued pursuant hereto shall be subject to share withholding as specified by Executive.

     (k) Counterparts; Effectiveness. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective on the Closing Date.

     11. Specific Performance. Executive acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

D. Andrew Stackpole

By:	/s/ D. Andrew Stackpole

59 Sawmill Lane
Greenwich, CT 06830

Harvey Electronics, Inc.

By:	/s/ Michael Recca

Title:
205 Chubb Avenue
Lyndhurst, NJ 07071

EXHIBIT A

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

To Purchase __________ Shares of Common Stock of

HARVEY ELECTRONICS, INC.

     THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on [March 15th of the next year] (the “Termination Date”) but not thereafter, to subscribe for and purchase from Harvey Electronics, Inc., a New York corporation (the “Company”), up to______ shares (the “Warrant Shares”) of Common Stock, par value $.01 per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

     Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated April 17, 2006, among the Company and the purchasers signatory thereto.

     Section 2. Exercise.

     a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company); and, within 3 Trading Days of the date said Notice of Exercise is delivered to the

Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within 3 Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within 1 Business Day of receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

     b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $[     ]* , subject to adjustment hereunder (the “Exercise Price”).

     c) Cashless Exercise. At the option of the Holder, this Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A)	=	the VWAP on the Trading Day immediately preceding the date of such election;

(B)	=	the Exercise Price of this Warrant, as adjusted; and

(X)	=	the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

     Notwithstanding anything herein to the contrary, on the Termination Date, unless otherwise elected by the Holder, this Warrant shall be automatically exercised via cashless exercise.

     d) [Reserved].

_______________
* determined in accordance with the terms of the Employment Agreement

     e) Mechanics of Exercise.

     i. Authorization of Warrant Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

     ii. Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within 3 Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(e)(vii) prior to the issuance of such shares, have been paid.

     iii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

     iv. Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 2(e)(iv) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

     v. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the

Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

     vi. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

     vii. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

     viii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

     Section 3. Certain Adjustments.

     a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

     b) Subsequent Equity Sales. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase or sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced and only reduced to equal the Base Share Price and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

     c) Subsequent Rights Offerings. If the Company, at any time while the Warrant is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the VWAP at the record date mentioned below, then the Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

     d) Pro Rata Distributions. If the Company, at any time prior to the Termination Date, shall distribute to all holders of Common Stock (and not to Holders of the Warrants) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(b)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

     e) Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event or (b) if the Company is acquired in an all cash transaction, cash equal to the value of this Warrant as determined in accordance with the Black-Scholes option pricing formula. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(d) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

     f) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

     g) Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

     h) Notice to Holders.

     i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to each Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If the Company issues a variable rate security, despite the prohibition thereon in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion or exercise price at which such securities may be converted or exercised in the case of a Variable Rate Transaction (as defined in the Purchase Agreement).

     ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the 20-day period commencing on the date of such notice to the effective date of the event triggering such notice.

     Section 4. Transfer of Warrant.

     a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement and the consent of the Company, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

     b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

     c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

     d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) promulgated under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

     Section 5. Miscellaneous.

a)	No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(e)(ii).

b)	Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)	Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d)	Authorized Shares.

The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

               Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

               Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)	Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f)	Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g)	Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)	Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i)	Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)	Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)	Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

l)	Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)	Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)	Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: __________ , 2006

HARVEY ELECTRONICS, INC.

By:

Name:
Title:

NOTICE OF EXERCISE

TO: [_______________________

     (1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

     (2) Payment shall take the form of (check applicable box):

[   ] in lawful money of the United States; or

[   ] [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

     (3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_________________________

The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

_________________________

_________________________

_________________________

     (4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

________________________________________________________________________
Signature of Authorized Signatory of Investing Entity:

_________________________________________________
Name of Authorized Signatory:

___________________________________________________________________
Title of Authorized Signatory:

____________________________________________________________________
Date:
________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

     FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_________________________________________________________________________ whose address is

_______________________________________________________________________________________.
.

Dated: ____________, ___

Holder’s Signature:	_______________________________

Holder’s Address:	_______________________________

_______________________________

Signature Guaranteed: _______________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.